Exhibit 10.6
Consulting Agreement with Wien Group.

                              CONSULTING AGREEMENT


CONSULTING AGREEMENT (the "Agreement") dated as of May the 6th, 2002 between GSI TECHNOLOGIES USA INC., located at 2001 Avenue McGill College, Bureau 1310, Montreal, Quebec, Canada H3A 1G1 ("Client") and WIEN GROUP INC., located at 525 Washington Blvd. Jersey City, NJ 07310, a New York Corporation ("Consultant").


WITNESSETH
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WHEREAS, Client desires to receive advisory services from the Consultant in connection with:

          a) Assist in Client's activities as a public company including but not limited to, corporate finance, merchant banking and mergers and acquisitions;
          b) Assisting in the on-going strategic planning, investment policies, and financial packaging;
          c) Provide representation of Client, and introduction to various financial institutions, strategic partners, and potential clients, and
          d) Assisting in the negotiation of contracts with lenders, suppliers, clients, and or strategic partners.

               (collectively, the "Objectives").

WHEREAS, the Consultant has established their expertise in, among other things, financial matters, assisting in the planning of corporate expansion, arranging private financing and financial consulting services in general.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

     SECTION 1.      RETENTION OF CONSULTANT. Client engages the Consultant, and
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     the Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

     SECTION 2.      SERVICES. At such times as are mutually convenient to the
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     Consultant and Client during the Term (as defined below), the Consultant shall provide consulting services to Client in connection with each of the Objectives.

     SECTION 3.      COMPENSATION. For services rendered by the Consultant
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     pursuant to this Agreement, Client shall pay the Consultant the following:



          a) Upon execution of this Agreement, Client shall pay the Consultant an Engagement Retainer of 200,000 freely tradable shares.
          b) A cash free equal to 4% of the gross amount of any subordinate, mezzanine and / or equity financing, obtained by Client arranged by the Consultant payable to the Consultant directly from closing proceeds; and
          c) For any direct business Joint Ventures between Company and Consultant, these shall be divided equally and for any services rendered for M & A work these shall be assessed and agreed to on a case-by-case basis.


     SECTION 4.      EXPENSES. Client shall pay the Consultant, on a monthly
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     basis, all costs and out-of-pocket expenses incurred by the Consultant in connection with its obligations and duties under this Agreement; provided, however, that the Consultant shall obtain the prior written consent of Client for any single item of expense in excess of $100. Client's consent hereunder shall not be unreasonably withheld or delayed.

     SECTION 5.      NON-EXCLUSIVITY. The parties hereto acknowledge that
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     Consultant have been retained by Client on a non-exclusive basis. If Client or any principal thereof or any one affiliated with Client or its principals arranges financing with any person or entity introduced by the Consultant within five (5) years from such introduction, the Consultant shall be entitled to the compensation referred to in Section 3 above.

     SECTION 6.      FULL COOPERATION. In connection with the activities of the
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     Consultant on behalf of Client, Client will cooperate with the Consultant and will furnish the Consultant and the Consultant's representatives


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     with all information and data concerning Client as may be required in connection with the Consultant's services hereunder. Client will also provide Consultant and the Consultant's representatives with access to Client's officers, directors, employees, agents, representatives, independent accountants and legal counsel.

     SECTION 7.      REPRESENTATIONS. Client warrants and represents to the
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     Consultant that this Agreement does not conflict with any other agreement binding Client. Client warrants and represents to the Consultant, that Client is fully authorized to offer and pay the Consultant's compensation referred to in Section 3 above.

     Client warrants and represents to the Consultant that to the best of Client's knowledge all information provided or made available to the Consultant (including, but not limited to, all information contained in our Business Plan) will, at all times during the period of this engagement, be complete and correct, will contain all material facts, and will not omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made.

     Client further warrants and represents to the Consultant that any projections provided by Client to the Consultant (whether before, on or after the date hereof) have been prepared in good faith and are based upon reasonable assumptions. Client acknowledges and agrees that in rendering the Consultant's services hereunder, the Consultant will be using and relying upon the information (and information available from public sources and other sources deemed reliable by the Consultant) without independent verification thereof or independent appraisal of any of Client's assets by the Consultant and that the Consultant assume no responsibility for the accuracy of the information or any other information regarding Client or any financing. Any advice rendered by the Consultant pursuant hereto may not be publicly disclosed or otherwise utilized without the Consultant's prior written consent.

     SECTION 8.      NOT A BROKER-DEALER. Client understands that the Consultant
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     is not a registered broker/dealer, that the Consultant's activities on
     Client's behalf in connection with any financing, will be limited to the identification of prospective broker-dealers, and that the Consultant has not been engaged to effect any transaction with respect to Client's securities for Client or others.

     SECTION 9.      INDEMNIFICATION. Client agrees to indemnify and hold
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     harmless the Consultant, and any company controlling the Consultant or controlled by the Consultant, and their respective officers, agents and employees to the full extent lawful, from the against any losses, claims, damages or liabilities (including reasonable counsel fees) related to or arising out of this agreement or in connection with a financing and to reimburse the party entitled to be indemnified hereunder for all reasonable expenses (including reasonable counsel fees) as may incurred by such party in connection with investigating, preparing or defending any such action or claim; provided, however, that Client shall not indemnify and hold harmless the Consultant or any such other person for any liability attributable to the Consultant's or such other person's gross negligence or willful misconduct or to the Consultant's breach of the Consultant's obligations hereunder.

     The Consultant agrees to indemnify and hold harmless Client and its officers, agents and employees to the full extent lawful, from and against any losses, claims, damages or liabilities (including full extent lawful, from and against any losses, claims, damages or liabilities (including reasonable counsel fees) relating to the Consultant's gross negligence, willful misconduct or breach of its obligations hereunder and to reimburse the party entitled to be indemnified hereunder for all reasonable expenses (including reasonable counsel fees) as may be incurred by such party in connection with investigating, preparing or defending any such action or claim; provided, however, that the Consultant shall not indemnify and hold harmless Client or any such other person for any liability attributable to Client's or such other person's gross negligence or willful misconduct or to Client's breach of its obligations hereunder; and provide, further, that the Consultant's maximum liability hereunder shall not exceed the amount or monetary value (determined on a liquidity basis) of any compensation received by the Consultant pursuant to Section 3 hereof.

     SECTION 10.      WAIVER OF BREACH. The failure by Client to exercise any
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     rights or powers hereunder shall not be construed as a waiver thereof. The waiver by Client of a breach of any provision of this Agreement by the Consultant shall not operate nor be construed as a waiver of any subsequent breach by the Consultant.

          SECTION 11. NOTICES. All notices, requests, demands and other
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     communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed, sent by recognized national overnight courier or mailed by certified mail, return receipt requested, to the address of the parties set forth above. Such notices shall be deemed to be given (i) when delivered personally, (ii) one day after being sent by overnight courier carrier of (iii) three days after being mailed, respectively.


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     SECTION 12.      TERM. This Agreement shall be for a term commencing on the
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     date hereof and ending in one (1) year with an automatic extension for an additional one (1) year in the event that the Consultant is successful in arranging any subordinate, mezzanine and / or equity financing.

     SECTION 13.      GOVERNING LAW. This Agreement shall be governed by, and
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     construed in accordance with, the internal laws of the State of New Jersey.

     SECTION 14.      ENTIRE AGREEMENT AMENDMENTS. This Agreement contains the
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     entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of Client and the Consultant.

     SECTION 15.      SUCCESSORS AND ASSIGNS. This Agreement shall be binding
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     upon, inure to the benefit of, and shall be enforceable by the Consultant and Client and their respective successors and assigns; provided, however, that the rights and obligations of the Consultant under this Agreement (with the exception of those rights in Section 3 hereof) shall not be assignable.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement:


WIEN GROUP INC.


By:      /s/ Alain Hirsch
         ------------------------
Name:    Alan D. Hirsch
Title:   Executive Vice-President


GSI TECHNOLOGIES USA INC.


By:      /s/ Michel de Montigny
         ------------------------
Name:    Michel de Montigny
Title:   Power of Attorney


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